UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2018

Innovative Industrial Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37949	81-2963381
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

11440 West Bernardo Court, Suite 220

San Diego, California 92127

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 997-3332

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).      Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 2, 2018, IIP-MI 1 LLC, a wholly owned subsidiary of IIP Operating Partnership, LP, the operating partnership subsidiary of Innovative Industrial Properties, Inc. (the "Company"), entered into a triple-net lease (the "Lease") with Green Peak Industries, LLC ("GPI") for the property located at 10070 Harvest Park in Dimondale, Michigan (the "Property"), which was acquired by the Company on August 2, 2018. The Lease provides that GPI, as tenant, is responsible for paying all structural repairs, maintenance expenses, insurance and taxes related to the Property. The Lease term is 15 years, with two options to extend the term of the Lease for two additional five-year periods. GPI intends to operate the Property as a medical-use cannabis cultivation and processing facility, having received pre-approval for the cultivation, processing and dispensing of medical-use cannabis by the State of Michigan Medical Marihuana Licensing Board. The Property is currently under development and is expected to comprise approximately 56,000 square feet upon completion.

The seller of the Property is responsible for completing certain development milestones for the building, for which the seller is expected to be reimbursed approximately $5.3 million (the "Additional Purchase Price"). GPI is also expected to complete certain tenant improvements, for which the Company has agreed to provide reimbursement of up to $2.2 million (the "TI Allowance"). If the Company funds the full amount of the Additional Purchase Price and TI Allowance, the Company's total investment in the Property is expected to be $13 million.

The initial annualized base rent (the "Initial Base Rent") under the Lease is $1,950,000, payable monthly, which is equal to 15% of the sum of the initial purchase price of the Property paid by the Company at closing of approximately $5.5 million (the "Initial Purchase Price"), the Additional Purchase Price and the TI Allowance, which will be deferred for the first three months of the Lease term and amortized over the remaining Lease term (the "Amortized Rent"). The Initial Base Rent (excluding the Amortized Rent) shall increase at a rate of 3.5% annually. GPI is also responsible for paying the Company a property management fee equal to 1.5% of the then-existing base rent through the Lease term.

Any entity affiliated with GPI and operating in the cannabis industry in the state of Michigan, including any entity formed during the term of the Lease, shall enter into a full guaranty with respect to GPI's obligations under the Lease.

GPI has a one-time right, subject to the satisfaction of conditions set forth in the Lease, to request funding (the "Additional Funding") by the Company for additional improvements to the Property of up to $8 million. If the Company makes available the Additional Funding, the then-current base rent shall be increased by an amount equal to the then-current base rent multiplied by a percentage equal to (1) the Additional Funding made available by the Company divided by (2) the sum of the Initial Purchase Price, the Additional Purchase Price and the TI Allowance, which shall be subject to the annual increases of 3.5% and a property management fee equal to 1.5% of the additional then-existing base rent. In addition, the term of the Lease shall be automatically extended to the date that is 15 years from the date that the Additional Funding is made available. If the Company does not make the Additional Funding available to GPI, GPI shall have the right to purchase the Property, subject to satisfaction of the conditions set forth in the Lease, at a price equal to the greater of (a) the appraised value of the Property and (b) the value determined by dividing the then-current base rent by ten percent.

Under the Lease, GPI also has a right of first offer with respect to the purchase of the Property.

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the complete text of the Lease, which is filed as an exhibit to this report and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On August 2, 2018, the Company issued a press release regarding the closing of the acquisition of the Property and Lease with GPI. A copy of the press release is attached hereto as Exhibit 99.1. The information contained in Item 7.01 of this report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description of Exhibit

10.1	Lease Agreement, dated as of August 2, 2018, between IIP-MI 1 LLC and Green Peak Industries, LLC.

99.1	Press release issued by Innovative Industrial Properties, Inc. on August 2, 2018.

Forward-Looking Statements

This report contains statements that the Company believes to be “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts, including, without limitation, statements regarding the development of the Property, the Lease and GPI, are forward looking statements. When used in this report, words such as the Company “expects,” “intends,” “plans,” “estimates,” “anticipates,” “believes” or “should” or the negative thereof or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Investors should not place undue reliance upon forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2018	INNOVATIVE INDUSTRIAL PROPERTIES, INC.

	By:	/s/ Catherine Hastings
	Name:	Catherine Hastings
	Title:	Chief Financial Officer, Chief Accounting Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description of Exhibit

10.1	Lease Agreement, dated as of August 2, 2018, between IIP-MI 1 LLC and Green Peak Industries, LLC.

99.1	Press release issued by Innovative Industrial Properties, Inc. on August 2, 2018.